UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 22, 2008

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:

(212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2008, Nomura Holdings, Inc. (“Nomura”), the Asian-based investment bank and financial services group, announced that it had entered into an agreement to purchase certain assets related to the Asia Pacific investment banking business of certain subsidiaries of Lehman Brothers Holdings Inc. (the “Registrant” and, together with its subsidiaries, “Lehman”).  According to a press release submitted by Nomura to the Securities and Exchange Commission (the “SEC”) on Form 6-K on September 22, 2008 (the “Nomura Asia Press Release”), the transaction includes Lehman’s franchises and approximately 3,000 employees in multiple locations in the Asia-Pacific region.  According to the Nomura Asia Press Release, the transaction does not include trading assets or trading liabilities of Lehman.

Additionally, on September 23, 2008, Nomura announced that it had entered into an agreement to purchase certain assets related to the European and Middle Eastern equities and investment banking operations of certain subsidiaries of the Registrant (the “Europe and Middle East Transaction”).  According to a press release dated September 23, 2008 and submitted by Nomura to the SEC on Form 6-K on September 24, 2008 (the “Nomura Europe Press Release”), Nomura expects to retain a significant proportion of the approximately 2,500 employees of Lehman’s equities and investment banking businesses in Europe and the Middle East.  According to the Nomura Europe Press Release, the transaction does not include trading assets or trading liabilities of Lehman, and the agreement is subject to a number of conditions, including regulatory approvals.

As previously reported by the Registrant on a Form 8-K filed on September 19, 2008, the directors of certain affiliates of the Registrant in the United Kingdom, including Lehman Brothers International (Europe), Lehman Brothers Holdings Plc, Lehman Brothers Limited and LB UK RE Holdings Limited, concluded that in the absence of ongoing financial support from the Registrant, they are or are likely to become unable to pay their debts as they fall due and have placed those companies into administration.  Counsel to the administrators has communicated to the Registrant that the administrators believe that they are unable to furnish to the Registrant copies of the agreements relating to the Europe and Middle East Transaction due to confidentiality provisions in those agreements.  As a result, the Registrant does not expect to be able to provide further information regarding the Europe and Middle East Transaction.

Some of the statements contained in this Form 8-K (including those relating to Nomura’s intentions with respect to the businesses it has agreed to purchase from Lehman and the employees of those businesses) that are predictive in nature, that depend on or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions, are forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements are not historical facts but instead represent only management’s expectations and estimates regarding future events based on the information available to management, including the Nomura Asia Press Release and the Nomura Europe Press Release.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 22, 2008, the Registrant, Lehman Brothers Inc. (“LBI”) and LB 745 LLC completed the sale of Lehman’s United States and Canadian investment banking and capital markets business, including the fixed income and equities cash trading, brokerage, dealing, trading and advisory businesses, investment banking operations, LBI’s business as a futures commission merchant and LBI’s commodities business, government securities trading operations and mortgage-backed securities trading operations of LBI, and its private investment management business (collectively, the “Business”) to Barclays Capital Inc. (“Barclays”).  In addition, Barclays acquired certain securities of LBI held as part of its securities trading operations, equity in certain of the Registrant’s subsidiaries, and Lehman’s headquarters in New York and two data centers in New Jersey.  In connection with its acquisition of the Business, Barclays also assumed certain liabilities relating to the Business.

Pursuant to the terms of the Asset Purchase Agreement, dated as of September 16, 2008, as amended by the First Amendment to Asset Purchase Agreement, dated as of September 19, 2008 and the Letter Agreement, dated as of September 20, 2008 (as so amended, the “Asset Purchase Agreement”), the purchase price for the assets sold to Barclays was $250 million in cash and Assumed Liabilities (as defined in the Asset Purchase Agreement) and $1.29 billion in cash (subject to certain holdbacks in order to effectuate the prorations contemplated by Section 12.2 of the Asset Purchase Agreement) for Lehman’s headquarters and two data centers.  In connection with the Barclays transaction, Barclays has offered employment to approximately 10,000 employees of Lehman associated with the Business.  Among those employees are certain officers of the Registrant who participated in the negotiation and preparation of the Asset Purchase Agreement.  The amount and form of the consideration paid by Barclays for the Business (which consideration included the assumption of the Assumed Liabilities) was determined based on a variety of factors, including, but not limited to, Lehman’s financial condition in the period leading up to and following the bankruptcy filing and available appraisal information regarding Lehman’s headquarters and two data centers sold in the transaction.  The transaction, including the consideration, was approved by the Registrant’s board of directors and the Bankruptcy Court (as defined below).

Because the Asset Purchase Agreement was signed by the Registrant as a debtor-in-possession, the sale was conducted under the provisions of Section 363 of Chapter 11 of Title 11 of the United States Code, and was subject to approval by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which the Bankruptcy Court granted on September 20, 2008.  The Asset Purchase Agreement contemplated the sale of LBI’s assets in connection with a case commenced under the Securities Investor Protection Act of 1970, as amended (“SIPA”).  In this regard, on September 19, 2008, the Securities Investor Protection Corporation commenced a case under SIPA with respect to LBI in the United States District Court for the Southern District of New York (the “District Court”).  James W. Giddens was appointed by the District Court as the trustee for LBI’s estate (the “LBI Trustee”), and further proceedings in the case were referred in accordance with SIPA to the Bankruptcy Court, which approved the sale of certain of LBI’s business pursuant to the Asset Purchase Agreement.

In accordance with a Letter Agreement, dated September 22, 2008 (the “DTCC Letter Agreement”), among Barclays, The Depository Trust & Clearing Corporation (“DTCC”) (on

behalf of itself, the Fixed Income Clearing Corporation and the National Securities Clearing Corporation (collectively, the “Clearing Agency Subsidiaries”)) and the LBI Trustee, LBI and Barclays agreed that $250 million of the purchase price paid by Barclays for the Business would be paid by Barclays to DTCC to provide collateral against any losses, claims, damages and expenses of DTCC and each of the Clearing Agency Subsidiaries and their respective officers, directors, employee, owners, agents and representatives.  If any portion of this deposited amount remains following the closeout of the accounts and the satisfaction of all obligations in accordance with the rules and procedures of the Clearing Agency Subsidiaries, such remaining amount will be remitted to the LBI Trustee.

In addition, in connection with the sale, the Registrant entered into a $450 million Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of September 17, 2008 (the “DIP Credit Agreement”), among the Registrant and Barclays Bank PLC, as Administrative Agent, Collateral Agent and a Lender, and a Transition Services Agreement, dated September 22, 2008 (the “Transition Services Agreement” and, together with the Asset Purchase Agreement, the DTCC Letter Agreement and the DIP Credit Agreement, the “Agreements”) between the Registrant and Barclays.

The Agreements were the subject of, and were filed as exhibits to, the Registrant’s Current Report on Form 8-K dated September 22, 2008.  This item of this Report hereby incorporates by reference the descriptions of the Agreements and their respective transactions contained in Item 1.01 of such report, except to the extent the information in this Report may supersede any portion of such prior descriptions.

Item 2.05. Costs Associated with Exit or Disposal Activities.

Certain subsidiaries of the Registrant have executed the two agreements referred to in Item 1.01 of this Report. The discussion in Item 1.01 is incorporated herein by reference.

As a result of certain of its subsidiaries entering into these transactions and related efforts to restructure its business, the Registrant expects that it will incur costs. At this time, the Registrant is unable to quantify within a reasonable range the components of and amounts of those costs it will incur to restructure its business.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2008, Ian T. Lowitt, the Chief Financial Officer, Controller and Co-Chief Administrative Officer of the Registrant, resigned from his position, effective September 22, 2008. Mr. Lowitt was the principal financial officer and principal accounting officer of the Registrant.

Item 9.01.  Financial Statements and Exhibits

(b)     Pro Forma Financial Information

The Registrant is currently unable to prepare meaningful pro forma financial information reflecting the transaction described in Item 2.01 above.  To the extent pro forma financial information is required by Item 9.01 of Form 8-K, the Registrant expects to file such information by subsequent amendment to this Report unless such information is not known or reasonably available to the Registrant within the meaning of Rule 12b-21 under the Securities Exchange Act of 1934, as amended.

(d)     Exhibits

The following Exhibits are filed as part of this Report.

Exhibit 10.1	Asset Purchase Agreement, dated as of September 16, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC

and Barclays Capital Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

Exhibit 10.2

First Amendment to the Asset Purchase Agreement, dated as of September 19, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

Exhibit 10.3

Letter Agreement, dated as of September 18, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

Exhibit 10.4

Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of September 17, 2008, between Lehman Brothers Holdings Inc., as Borrower, and Barclays Bank PLC as Administrative Agent, Collateral Agent and a Lender (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

Exhibit 10.5

Transition Services Agreement, dated as of September 22, 2008, between Lehman Brothers Holdings Inc. and Barclays Capital Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

Exhibit 10.6

Letter Agreement, dated September 22, 2008, among The Depository Trust & Clearing Corporation, on behalf of itself and The Depository Trust Company, the National Securities Clearing Corporation and the Fixed Income Clearing Corporation, the trustee for the liquidation of Lehman Brothers Inc. under the Securities Investor Protection Act and Barclays Capital Inc. (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: September 26, 2008	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Vice President

EXHIBIT INDEX

Exhibit 10.1

Asset Purchase Agreement, dated as of September 16, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

Exhibit 10.2

First Amendment to the Asset Purchase Agreement, dated as of September 19, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

Exhibit 10.3

Letter Agreement, dated as of September 18, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

Exhibit 10.4

Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of September 17, 2008, between Lehman Brothers Holdings Inc., as Borrower, and Barclays Bank PLC as Administrative Agent, Collateral Agent and a Lender (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

Exhibit 10.5

Transition Services Agreement, dated as of September 22, 2008, between Lehman Brothers Holdings Inc. and Barclays Capital Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

Exhibit 10.6

Letter Agreement, dated September 22, 2008, among The Depository Trust & Clearing Corporation, on behalf of itself and The Depository Trust Company, the National Securities Clearing Corporation and the Fixed Income Clearing Corporation, the trustee for the liquidation of Lehman Brothers Inc. under the Securities Investor Protection Act and Barclays Capital Inc. (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).